Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-206803, 333-258624, 333-229429 and 333-221019) of Medigus Ltd. of our report dated April 21, 2020, which appears in this Form 20-F, relating to the consolidated financial statements of Gix Internet Ltd. (formerly known as Algomizer Ltd.) for the period from September 4, 2019, through December 31, 2019.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

April 29, 2022